UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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State National Bancshares, Inc.

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STATE NATIONAL BANCSHARES, INC.
4500 Mercantile Plaza Dr, Ste 300
Fort Worth, Texas 76137
April 19, 2006
Dear Shareholder:
          You are cordially invited to attend the 2006 annual meeting of shareholders of State National Bancshares, Inc. The meeting will be held on May 24, 2006 at 2:00 p.m. CST at the Gaylord Texan Resort, 1501 Gaylord Trail, Grapevine, Texas 76051.
     We are pleased to enclose the proxy statement for the 2006 annual meeting of the shareholders of State National Bancshares, Inc. Also enclosed is a proxy card for the purpose of voting your shares of common stock of State National Bancshares and a self-addressed stamped envelope for returning the proxy card to State National Bancshares in advance of the meeting. At the meeting, you and the other shareholders will be asked to elect directors and transact any other such business as may properly come before the annual meeting or adjournment thereof.
     Our Board of Directors believes that an affirmative vote for all nominees named in the proxy card to serve as the directors of State National Bancshares is in the best interests of State National Bancshares and its shareholders and has unanimously recommended that the shareholders of State National Bancshares vote in favor of the proposal.
     In addition to the proxy statement, proxy card and voting instructions, a copy of the Company’s annual report on Form 10-K for the year ended December 31, 2005, which is not part of the proxy soliciting material, is enclosed.
     We appreciate your interest and investment in State National Bancshares and look forward to seeing you at the annual meeting.

By order of the Board of Directors,

/s/ Tom C. Nichols
Tom C. Nichols
Chairman of the Board, President and CEO

Regardless of the number of shares of Common Stock you own, it is important that your shares are represented and voted at the annual meeting. Votes may be cast by telephone, by Internet or by mail. Instructions for voting by telephone or by Internet are set forth in the attached Proxy Statement and on the enclosed proxy card. You may vote your shares by mail by signing, dating and mailing the enclosed proxy in the enclosed envelope. Please vote today to ensure your vote is counted.

STATE NATIONAL BANCSHARES, INC.
4500 Mercantile Plaza Dr, Ste 300
Fort Worth, Texas 76137

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 24, 2006

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of State National Bancshares, Inc. for the year 2006 will be held at 2:00 p.m. CST at the Gaylord Texan Resort, 1501 Gaylord Trail, Grapevine, Texas 76051, to consider and act upon the following matters:
1.	To elect 11 directors to serve on the Board of Directors of the Company until the Company’s 2007 annual meeting of shareholders or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the annual meeting or adjournment thereof.
          Only shareholders of record as of the close of business on April 5, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of shareholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of State National Bancshares at 4500 Mercantile Plaza, Suite 300, Fort Worth, Texas 76137, and will also be available for inspection at the meeting itself.

By order of the Board of Directors,

Don E. Cosby Secretary
Fort Worth, Texas
April 19, 2006
          YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE OR SUBMIT YOUR PROXY VIA THE TELEPHONE OR INTERNET. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES. FOR YOUR CONVENIENCE, WE HAVE ENCLOSED A POSTAGE PAID ENVELOPE FOR THE RETURN OF YOUR PROXY. YOUR PROMPT RESPONSE WILL HELP REDUCE THE COST OF SOLICITING PROXIES, WHICH ARE PAID FOR BY STATE NATIONAL BANCSHARES, INC.

i

STATE NATIONAL BANCSHARES, INC.
4500 Mercantile Plaza Dr, Suite 300
Fort Worth, Texas 76137

PROXY STATEMENT
FOR THE ANNUAL SHAREHOLDERS’ MEETING
ON MAY 24, 2006

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES
     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of State National Bancshares, Inc. (the “Company”) for use at the 2006 Annual Meeting of Shareholders of the Company to be held at the Gaylord Texan Resort, located at 1501 Gaylord Trail, Grapevine, Texas 76051, on Wednesday, May 24, 2006, beginning at 2:00 p.m. CST, and at any postponements or adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2006 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 19, 2006.
ABOUT THE ANNUAL MEETING
Who is soliciting my proxy?
          Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2006 annual meeting of the shareholders of State National Bancshares. Certain of our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, facsimile or in person.
Who will bear the costs of soliciting proxies for the annual meeting?
          We will bear the cost of soliciting proxies for the annual meeting. We have retained Registrar & Transfer Company, who acts as our transfer agent and registrar, to assist us in the solicitation of proxies for the annual meeting. The fee to be paid to this firm for these services is expected to be approximately $2,000, plus reimbursement of all reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock. In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.
What is the purpose of the annual meeting?
     At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting, including:
•	The election of 11directors to serve on the Board of Directors of the Company until the Company’s 2007 annual meeting of shareholders or until their successors are duly elected and qualified; and

•	To transact such other business as may properly come before the annual meeting or adjournment thereof.
     In addition, our management will report on the performance of the Company during 2005 and respond to appropriate questions from shareholders. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?
          Only shareholders of record as of the close of business on the record date, April 5, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 11,984,083.
          Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.
How many votes must be present to hold the annual meeting?
          A majority of the outstanding shares of common stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.
How do I vote?
          Shares may be voted either in person at the annual meeting or by proxy. Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted in person by you only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
     You may submit your proxy in one of the following methods:
•	Mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope.

•	If you are the shareholder of record, call toll free 1-866-289-1754 on a touch-tone telephone and follow the instructions. If you are not the shareholder of record, please refer to your proxy card for instructions on voting via telephone.

•	If you are the shareholder of record, access the web page https://www.proxyvotenow.com/snbi and follow the on-screen instructions. If you are not the shareholder of record, please refer to your proxy card for instructions on voting via Internet.
     Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing our Corporate Secretary written notice of your revocation or by submitting a new proxy at a later date (whether by proxy card, telephone or Internet). If you return your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for director.
Can I change my vote?
          Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy at a later date (whether by proxy card, telephone or Internet, which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?
          In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” all of the Company’s nominees to the Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the annual meeting).
What vote is required to approve each proposal?
          The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.
Can I vote on other matters?
          The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by shareholders. We have not received notice from any shareholder as to any matter to come before the annual meeting. If any other matter is presented at the annual meeting, your signed proxy gives Dr. Jim Morris and Mike Field, the proxy holders, authority to vote your shares.
How does the Board of Directors recommend I vote on the proposals?
          Unless you give other instructions on your proxy card, Dr. Jim Morris and Mike Field, the proxy holders, will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote FOR the election of the nominated slate of directors.
          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.
Who can help answer my questions?
          If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:
Mindy Hegi
VP Corporate Finance, State National Bancshares, Inc.
4500 Mercantile Plaza, Ste 300
Fort Worth, Texas 76137
(817) 547-1157
How do I get copies of the exhibits filed with The Company’ Form 10-K?
          A copy of the Company’s Annual Report for 2005, which contains the Company’s Form 10-K and consolidated financial statements, was delivered to you with this proxy statement. The Company will provide to any shareholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with the Company’s Form 10-K for a reasonable fee. Requests for such copies should be directed to: Corporate Secretary, State National Bancshares, Inc., 4500 Mercantile Plaza, Ste 300, Fort Worth, TX 76137. In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the SEC’s website at: www.sec.gov.

ELECTION OF DIRECTORS
Nominees
          The Board of Directors has proposed the nominees listed below for election as directors to serve until the 2007 annual meeting or until their successors are duly elected and qualified. All of the nominees listed below currently serve as directors on our Board of Directors and all of the nominees were recommended for reelection by the Corporate Governance and Nominating Committee of our Board of Directors.
          Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a one year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.
          There are no arrangements or understandings between State National Bancshares, Inc. and any person pursuant to which such person has been elected as a director.

			Director
Name	Age	Principal Occupation During Past Five Years	Since
Larry G. Autrey	44	Mr. Autrey is a Certified Public Accountant and is the Managing Partner of Whitley Penn, LLP, a full-service accounting and professional services firm with three offices in the Dallas-Fort Worth Metroplex. Prior to joining Whitley Penn in 1995, Mr. Autrey held numerous positions during a 10 year career at Ernst & Young, LLP (and Ernst & Whinney, LLP/Ernst & Young, LLP), including Senior Manager in Charge of the National Entrepreneurial Services Practice for North America. Mr. Autrey has experience working with both fast growth companies and emerging public companies.	2005

Rick J. Calhoon	52	Mr. Calhoon has been in the oil and gas exploration and production business for 27 years and has been a co-owner and co-manager of Pruet Oil Company and related entities since 1978. He received a degree in finance and banking from the University of Arkansas. Mr. Calhoon currently serves as Chairman of the Board of Mississippi Baptist Hospital and Chairman of the U.S. Oil & Gas Association Mississippi/Alabama division.	1999

James A. Cardwell	74	Mr. Cardwell founded Petro Stopping Centers, L.P. in 1975 in El Paso, Texas. Petro Stopping Centers is an innovative concept in service for over-the-road travelers. Starting with one service station in 1954, Mr. Cardwell has built a dynamic career that spans more than four decades. Currently there are 60 Petro Stopping Centers across the country including 23 franchises. Mr. Cardwell continues to serve as Chairman of the Board of Directors and Chief Executive Officer of Petro Stopping Centers, a private limited partnership. Mr. Cardwell also serves as a member of the board of directors and audit committee of Archstone Smith Trust (NYSE: ASN), a publicly held real estate investment trust based in Englewood, Colorado.	1999

Don E. Cosby	51	Mr. Cosby has been a member of our Board of Directors and has served as our Executive Vice President, Secretary, Treasurer and the Chief Financial Officer since 1996. Mr. Cosby has been in bank or finance-related businesses since 1981. He served as Chief Fiscal (Financial) Officer at Texas Tech University from 1989 to 1996. From 1981 to 1989, Mr. Cosby worked with the Ford Bank Group, Inc. as Chief Financial Officer with 23 banks in Texas and New Mexico. At the Ford Bank Group, Mr. Cosby was responsible for acquisition analysis and coordination, regulatory applications and compliance, tax planning and compliance, and debt structuring.	1996

			Director
Name	Age	Principal Occupation During Past Five Years	Since
Gary J. Fletcher	59	Mr. Fletcher has owned a cattle ranch in Clarendon, Texas since September 1993. Prior to 1993, he served as President of the San Angelo branch of First United Bank Group, Inc., and as an officer and/or director of banks in Canyon, Texas; Lubbock, Texas; Plainview, Texas; Borger, Texas; and Albuquerque, New Mexico.	1996

Mark G. Merlo	44	Since 1995, Mr. Merlo has served as Senior Vice President of Castle Creek Capital, LLC, an investment fund management company, and Castle Creek Financial LLC, an investment banking firm, both headquartered in Rancho Santa Fe, California. As of June 30, 2005, Castle Creek Capital, LLC beneficially owned approximately 25.8% of our common stock. Mr. Merlo has over 20 years of banking experience and has assisted in over 34 banking related acquisitions, sales, and capital raising transactions. Prior to serving with Castle Creek, Mr. Merlo spent 11 years managing bank and thrift investment portfolios in excess of $1.0 billion and the treasury operations of the $4.0 billion former Farm Credit Bank of St. Louis.	1998

H. Gil Moutray	58	Mr. Moutray served as a member of the Board of Directors of United New Mexico Bank from 1974 to 1994, and as a member of the Board of Directors of United New Mexico Financial Corporation (subsequently First United Bank Group), from 1990 to 1994. From 1970 to the present, Mr. Moutray has served as President and CEO of Seven Rivers, Inc., a private company which owns and operates pecan orchards, commercial real estate, cattle feed businesses, and oil and gas interests.	2005

Tom C. Nichols	58	Mr. Nichols has been our Chairman, President and Chief Executive Officer since 1996. Mr. Nichols has 35 years of highly diversified and progressively responsible experience in the banking and finance industry. His extensive experience includes the successful management of a number of financial institutions. From 1978 to 1994, Mr. Nichols worked for the Ford Bank Group, Inc. where he last served as President and Chief Operating Officer until it was acquired by Norwest. Mr. Nichols served as Regional President (West Texas Region) for Norwest Bank Texas, N.A. from 1994 to May 1995. Mr. Nichols started his career in banking as a bank examiner with the FDIC.	1996

Ben Stribling	63	Mr. Stribling serves as Chairman of Eden State Bank and of First State Bank, Rankin. Additionally, Mr. Stribling is the President of Eden Financial Corporation, Chairman of State Finance Company and Chairman of Centerstone Management Corporation, Dallas, Texas. He also serves as a board member of Laguna Bancshares, the holding company for Big Lake Bank, N.A. Mr. Stribling has been in the real estate/investment business for 36 years, and has been closely associated with the business of banking for several years.	2001

Lucinda Vargas	45	From September 1993 to August 2001, Ms. Vargas served as an economist with the Federal Reserve Bank of Dallas in El Paso, Texas, where her research focused on issues pertaining to the Mexican economy, the maquiladora industry, NAFTA, and the U.S.-Mexico border in general. Prior to joining the Federal Reserve Bank, Ms. Vargas was Senior Economist and Director of International Services at CIEMEX-WEFA (formerly known as Wharton Econometric Forecasting Associates), an economic forecasting company based in Philadelphia. Ms. Vargas currently serves as CEO of Plan Estrategico de Juarez, A.C., a private-sector-led, non-profit organization aimed at formulating and implementing a long-term development strategy for the City of Juarez, Chihuahua, Mexico’s fourth largest city.	2005

F. James Volk	59	Mr. Volk serves as one of our Senior Vice Presidents and as regional President of our West Texas and Rio Grande markets. From 1984 to 1995, Mr. Volk served as President and Chief Executive Officer of United New Mexico Bank in Las Cruces, New Mexico. From 1985 to 1996, Mr. Volk was a director of First Sierra Bancshares in Las Cruces, New Mexico, and served as Chief Executive Officer and President of First Sierra Bancshares from 1996 to 1998, when it was acquired by us. Mr. Volk has been in the business of banking for 34 years in the states of South Dakota, Montana, New Mexico and Texas. Mr. Volk also serves as an advisory director of the Federal Reserve Bank of Dallas-El Paso Branch.	1998
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE 11 PERSONS NAMED ABOVE AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE REFORMS
          Because our common stock is quoted on the NASDAQ National Market, we are subject to a host of corporate governance and related requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the SEC’s rules implementing Sarbanes-Oxley and the enhanced corporate governance listing standards of The NASDAQ Stock Market, Inc.
     Sarbanes-Oxley, which was enacted on July 30, 2002 to address questionable corporate and accounting practices, imposes on public companies a variety of new requirements, prohibitions and disclosure obligations, including, but not limited to:
•	certifications by the chief executive officer and chief financial officer as to the accuracy and adequacy of periodic reports filed with the SEC;

•	implementation and evaluation of the company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	auditing related restrictions, including prohibition on auditors providing certain non-audit services to public companies, mandatory audit partner rotation and restrictions on hiring employees of former auditors;

•	independence requirements and increased responsibilities for the audit committee, including responsibility for the engagement of the company’s auditor, pre-approval of all services provided by the auditor, establishment of procedures for addressing accounting-related complaints and company disclosure of whether any member of the audit committee qualifies as an “audit committee financial expert”;

•	disclosure of whether the company has a code of ethics applicable to the chief executive officer and senior financial officers; and

•	prohibition on the extension of personal loans to executive officers and directors (subject to certain exemptions).
          In addition, The NASDAQ Stock Market, Inc. has implemented a number of additional listing requirements concerning director independence, board nominations, executive compensation and related corporate governance matters.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
          We are committed to having sound corporate governance principles, both at the holding company level and at State National Bank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a set of Corporate Governance Guidelines that embodies these principles. State National Bancshares and State National Bank have also adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants, in accordance with the applicable NASDAQ rules. In addition, our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that complies with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) and with the applicable NASDAQ rules. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers are posted on our Internet website under the Investor Relations page.
Directors’ Compensation
          Meetings of our Board of Directors are held regularly each quarter. Members of our Board of Directors who are not also officers receive $500 per meeting (plus travel expenses) for attending Board meetings. Directors also receive $250 for attending committee meetings. Additionally, each board member receives an annual retainer of $5,000. State National Bank’s advisory board members who are not officers also receive between $50 and $600 for each meeting they attend, depending on the subject advisory board’s regional representation.

          Pursuant to our director fee stock plan, each director can elect whether they want to receive director fees in cash or in common stock. If a director chooses to receive common stock, the number of shares issued is calculated by dividing the amount of the director fees payable by the fair market value of the common stock, as reported on the NASDAQ national market on the last trading day of the year preceding the year for which the fees are to be paid. Certificates for the stock earned by those directors electing stock are presented for payment in January after the calendar year earned.
Board Independence
          We believe that each of our current directors, except Messrs. Nichols, Cosby, Merlo, and Volk is an independent director under the applicable standards of the NASDAQ National Market. Messrs. Nichols, Cosby, and Volk serve as both directors and as executive officers for our organization. The Board has determined that Mr. Merlo is not independent due to his position as Senior Vice President of Castle Creek Capital, LLC, which as of March 31, 2006 owned approximately 15.63% of our common stock and, through one of its affiliates, provides certain financial advisory services to State National Bancshares. See the section captioned “Certain Relationships and Related Transactions”.
Directors’ Qualifications
          We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all shareholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.
Independent Director Meetings
          For several years, the Audit Committee has met regularly and separately from the full Board of Directors and outside the presence of our management. On July 20, 2005, the independent members of our Board of Directors resolved that, in the future, they will meet regularly and separately from the full Board of Directors and outside the presence of our management in executive session at least two times every year.
Shareholder Communications with Our Board of Directors
          Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 4500 Mercantile Plaza Drive, Suite 300, Fort Worth, Texas 76137. Any such communication must contain:
•	a representation that the shareholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the shareholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such shareholder.
          The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

BOARD AND COMMITTEE MEETINGS
Our Board of Directors meets at least quarterly and the Board of Directors of State National Bank meets once each month. During fiscal 2005, our Board of Directors held eight (8) meetings, and the Board of State National Bank held thirteen (13) meetings. Each director attended at least two-thirds of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of our shareholders. Seven (7) of eight (8) directors attended the last annual meeting of our shareholders.
          Our Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which is described below.
Audit Committee
          The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
          Our Board of Directors has adopted a written charter for the Audit Committee meeting applicable standards of the SEC and NASDAQ. A copy of the Audit Committee charter is attached as Appendix A and is also available on the “Governance Documents” page of the Company’s website at www.statenationalbank.com. The members of the Audit Committee are Gary J. Fletcher (Chairman), Rick J. Calhoon, James A. Cardwell, H. Gil Moutray, and Lucinda Vargas.
          The Audit Committee meets regularly and held nine meetings during the fiscal year of 2005. When the external auditors and/or internal auditors are in attendance at the Board of Directors meetings, the Audit Committee has the opportunity to privately meet with the auditors in the absence of management. The Board has determined that the Audit Committee satisfies the independence and other composition requirements of SEC and the NASDAQ National Market, except that there is currently no “audit committee financial expert,” as defined in SEC rules, serving on the Audit Committee. We are in the process of recruiting an individual who is an audit committee financial expert and is willing to serve as a director and as a member of our Audit Committee.
Compensation Committee
          Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our executives and directors; produces an annual report on executive compensation for inclusion in our annual proxy statement; and provides general oversight of compensation structure, including our equity compensation plans and benefit programs. Other specific duties and responsibilities of the Compensation Committee include:
•	evaluating human resources and compensation strategies;

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and determining the compensation of executive officers in accordance with those objectives;

•	approving employment agreements for executive officers;

•	approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required);

•	approving any changes to nonequity based benefit plans involving a material financial commitment by us or State National Bank;

•	recommending to the Board compensation for our directors and State National Bank’s directors; and

•	evaluating annually our performance in relation to our Compensation Committee charter.
          Our Board of Directors has adopted a written charter for our Compensation Committee. A copy of this charter is available on the “Governance Documents” page of the Company’s website at www.statenationalbank.com. The Compensation Committee is composed of four directors: James A. Cardwell (Chairman), Larry G. Autrey, Ben Stribling, and Lucinda Vargas. We believe that each of the Compensation Committee members is independent under applicable rules and regulations of NASDAQ and applicable standards of independence prescribed for purposes of any federal securities, tax and other laws relating to the committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code. Mr. Cardwell serves as the Compensation Committee’s Chairman. The Compensation Committee held three meetings during the fiscal year 2005.
Corporate Governance and Nominating Committee
          In November 2005, our Board established a Corporate Governance and Nominating Committee for the purpose of reviewing all Board-recommended and shareholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. Our Board has adopted a written charter for the Corporate Governance and Nominating Committee. A copy of this charter is available on the “Governance Documents” page of the Company’s website at www.statenationalbank.com. Committee members are Rick J. Calhoon (Chairman), Larry G. Autrey, H. Gil Moutray, and Ben Stribling, and we believe that each member is independent under applicable SEC and NASDAQ rules. The duties and responsibilities of the Corporate Governance and Nominating Committee include:
•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	regularly reviewing issues and developments related to corporate governance and recommending corporate governance standards to the Board;

•	recommending to our Board the director nominees for the next annual meeting of shareholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the continuing education program for our directors;

•	developing and recommending an annual self-evaluation process for our Board and its committees; and

•	evaluating annually the Corporate Governance and Nominating Committee charter and the Committee’s performance.
          Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Corporate Governance and Nominating Committee will consider these requirements when recommending Board nominees. Our Corporate Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. Our Corporate Governance and Nominating Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Corporate Governance and Nominating Committee will also consider the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of State National Bank and the existing directors. While the Corporate Governance and Nominating Committee will have the authority to do so, we have not, as of the date of this proxy statement, paid any third party to assist us in identifying and evaluating Board nominees.

          Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates. The Corporate Governance and Nominating Committee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our amended and restated bylaws. No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.
REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
          The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
          In accordance with its written charter, which was approved in its current form by the Board of Directors on July 20, 2005, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices. A copy of the Audit Committee charter is attached as Appendix A and is also available on the “Governance Documents” page of the Company’s website at www.statenationalbank.com.
          Our Board of Directors has determined that all five members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements of the SEC and NASDAQ.
          Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and we are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
          During fiscal 2005, the Audit Committee had nine (9) meetings. The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors, Deloitte & Touche. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
          The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2005 with management, the internal auditors, and our independent auditors. Management’s discussions with the Audit Committee included a review of critical accounting policies.
          The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit

Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche for audit and non-audit services. The Audit Committee concluded that the provision of services by Deloitte & Touche is compatible with the maintenance of Deloitte & Touche’s independence.
          Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.
The Audit Committee
Gary J. Fletcher (Chairman)
Rick J. Calhoon
James A. Cardwell
H. Gil Moutray
Lucinda Vargas
Dated: March 30, 2006
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
          The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
          The Compensation Committee of the Board determined the compensation of the executive officers named in the Executive Compensation Table of this proxy statement for the specified years. The Compensation Committee has furnished the following report on executive compensation in connection with the annual meeting:
Compensation Philosophy
          As members of the Compensation Committee, it is our duty to administer the executive compensation program for State National Bancshares. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of State National Bancshares, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. State National Bancshares’ compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operation, financial and strategic objectives, and increases in shareholder value. The Compensation Committee regularly reviews the compensation packages of State National Bancshares’ executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, State National Bancshares’ financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of State National Bancshares’ compensation programs for executive officers are described below.
Compensation Structure
          The base compensation for the executive officers of State National Bancshares named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities. The goals of the Compensation Committee in establishing State National Bancshares’ executive compensation program are:
•	to compensate the executive officers of State National Bancshares fairly for their contributions to State National Bancshares’ short, medium and long-term performance; and

•	to allow State National Bancshares to attract, motivate and retain the management personnel necessary to State National Bancshares’ success by providing an executive compensation program comparable to that offered by companies with which State National Bancshares competes for management personnel.
          The base salary level for each officer is determined by taking into account individual experience, individual performance, individual potential, cost of living consideration and specific issues particular to State National Bancshares. Base salary level for executive officers of selected banks and bank holding companies of similar size are taken into consideration in setting an appropriate base salary for the named executive officers of State National Bancshares. The base level established for each executive officer is considered by the Compensation Committee to be competitive and reasonable.
          The Compensation Committee monitors the base salary levels and the various incentives of the executive officers of State National Bancshares to ensure that overall compensation is consistent with State National Bancshares’ objectives and remains competitive within the area of State National Bancshares’ operations. In setting the goals and measuring an executive’s performance against those goals, State National Bancshares considers the performance of its competitors and general economic and market conditions. None of the factors included in State National Bancshares’ strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt State National Bancshares’ operations to specific business challenges and to reflect changing economic and marketplace conditions.
Incentive Compensation
          The annual compensation of the executive officers of State National Bancshares consists of a base salary and an annual bonus. An annual performance bonus is awarded to the executive officers based on the financial performance of the Company. In awarding these incentive bonuses, certain measures of progress of the Company are taken into consideration by the Compensation Committee. These include asset quality, stability and soundness of operations, return on average assets and average equity, the bank’s regulatory classification, the level of changes in the performance ratio and the overall growth of the Company as compared to peer groups. Finally, the overall individual contribution of each officer to the Company is considered.
Stock Option Plan
          In December 2005, the Board of Directors adopted the State National Bancshares Amended and Restated Stock Option Plan (the “Plan”). The aggregate number of shares of Stock to be issued pursuant to the exercise of all options granted under the Plan may equal but shall not exceed ten percent (10%) of the number of the then outstanding shares of common stock. The Plan is intended to provide an incentive for key employees of the Company and the Bank to remain in the service of the Company or the Bank, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and the Bank, and to aid the Company and the Bank in attracting and retaining key personnel. The exercise price per share of common stock subject to any option under the Plan is equal to one hundred percent (100%) of the fair market value of the common stock on the date of the grant of the option; however, in no event will the price be less than $10.00 per share. Options granted under the Plan generally must be exercised within 10 years following the date of grant or no later than three months after the optionee’s termination of employment with the Company, if earlier. As of December 31, 2005, options to purchase an aggregate of 832,950 shares of the Company’s common stock under the Plan were outstanding and 364,161 shares were available for future grants.
Compensation of the Chief Executive Officer
          In reviewing the 2005 compensation of Mr. Nichols, Chairman of the Board, President, and Chief Executive Officer of State National Bancshares, the Compensation Committee reviewed all components of his compensation, including base salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual projected payout obligations under the Company’s Supplemental Executive Retirement Plan. On July 1, 2005, Mr. Nichols’ employment agreement with the Company was automatically renewed for an additional 18 months. Under the terms of the employment agreement, Mr. Nichols is to receive a $300,000 annual base salary and certain other benefits. In addition, Mr. Nichols is eligible to receive annual performance-based cash bonuses in the Board’s discretion. In recognition of Mr. Nichols’ performance in 2005 and based on the criteria discussed above with respect to incentive compensation, the Compensation Committee recommended and the Board of Directors approved a bonus of $90,000 to be paid in 2006. The Compensation Committee believes that Mr. Nichols’ total compensation is reasonable and competitive based on comparative performance information and the overall performance of State National Bancshares.
Executive Compensation Deductibility
          Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. The Company generally intends to limit non-performance based compensation to its executive officers consistent with the terms of Section 162(m) so that compensation will not be subject to the $1 million deductibility limit. Cash and other non-performance-based compensation paid to our executive officers for fiscal 2005 did not exceed $1 million per officer.
Compensation Committee Interlocks and Insider Participation
          During 2005, matters related to compensation and employee benefits were considered by our Compensation Committee. During a portion of 2005, our Compensation Committee was comprised of three directors: Rick J. Calhoon, James A. Cardwell, and Mark G. Merlo. With the exception of Don E. Cosby, who serves as an ex-officio, nonvoting member of our Compensation Committee, none of our executive officers serves as a member of the Compensation Committee of the board of any other company that has one or more executive officers serving as a member of our Board of Directors or the Compensation or Nominating and Governance Committees, and no such interlocking relationship existed during fiscal year 2005. Mr. Merlo is a Senior Vice President of Castle Creek Capital, LLC, an investment banking firm and our exclusive financial advisor. In November, the committee members changed. All current members are independent and none of them has ever been an employee of State National Bancshares, Inc. or any of its subsidiaries.
Compensation Committee of the Board of Directors
James A. Cardwell
Larry G. Autrey
Ben Stribling
Lucinda Vargas
Dated: March 30, 2006

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
          The following table includes certain summary information concerning the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers, for services rendered in all capacities during the fiscal years ended December 31, 2005, 2004 and 2003. The officers who are included in the following table are referred to as the “named executive officers” in this proxy statement.

		Annual Compensation			Long Term Compensation
				Other Annual	Awards
				Compensation	Securities Underlying	All Other
Name and principal position	Year	Salary (1)	Bonus	(2)	Options (#)	Compensation (3)
Tom C. Nichols	2005	300,000	90,000	—	—	45,893
Chairman of the Board, President	2004	300,000	90,000	—	—	58,543
and Chief Executive Officer	2003	272,914	60,000	—	—	83,533

Don E. Cosby	2005	200,000	75,000	—	—	24,445
Executive Vice President, Chief	2004	200,000	60,000	—	—	24,567
Financial Officer, Secretary and	2003	186,453	40,000	—	—	41,122
Treasurer

Alan L. Lackey	2005	158,339	55,000	—	—	1,253
Executive Vice President and	2004	146,003	50,000	—	2,500	2,965
Chief Credit Officer	2003	138,505	35,000	—	5,000	3,886

Edwin L. Schulz	2005	130,000	40,000	—	—	1,249
Executive Vice President and	2004	126,808	40,000	—	2,500	2,888
Chief Operations Officer	2003	121,816	25,000	—	2,500	3,814

F. James Volk	2005	175,000	60,000	—	—	11,441
Senior Vice President and	2004	175,000	60,000	—	2,500	7,842
Regional President	2003	170,973	40,000	—	7,500	10,135

(1)	Amounts shown do not include amounts expended pursuant to plans (including group life and health, moving expense reimbursement and employer 401(k) matching amounts) that do not discriminate in scope, terms or operation in favor of the executive officer and that are generally available to all salaried employees. Amounts also do not include amounts expended by State National Bank, which may have a value as a personal benefit to the named individual.

(2)	The value of perquisites and such other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for any individual named.

(3)	Amounts shown include the Company’s contributions to life insurance premiums and contributions to a non-qualified supplemental executive retirement plan.
Employment Agreements
          We are a party to employment agreements with Tom C. Nichols and Don E. Cosby, providing for their employment as our Chief Executive Officer and Chief Financial Officer, respectively. Both employment agreements were entered into on July 30, 1999 for an original term expiring July 1, 2002, and automatically renew for 18 month periods unless terminated by us or the employee 90 days prior to the renewal date. Both agreements automatically renewed on July 1, 2005 for another 18 month period. Under the terms of the employment agreements, Mr. Nichols will receive a base salary of $300,000 and Mr. Cosby will receive a base salary of $200,000, and they will participate in all of our benefit plans. In addition, the employment agreements provide that Messrs. Nichols and Cosby will be reimbursed for all reasonable expenses incurred in the course of their duties. The employment agreements also provide that Messrs. Nichols and Cosby are eligible to participate in the annual bonus pool as determined by our Board of Directors. If either Messrs. Nichols or Cosby is terminated for any reason other than for Cause (as defined in the employment agreements), they will be entitled to receive a monetary award payable in one lump sum equal to 125% of their respective base salary plus bonus then multiplied by three. Other than the employment agreements described above, we do not have any other employment agreements with any of our directors or named executive officers.
          To provide continuity with Mercantile Bank’s management, we entered into four employment agreements with senior management with terms varying from 18 months to three years. In addition, to provide continuity with Heritage Financial Corporation’s management, we entered into five employment agreements with senior management with terms varying from six months to three years.
Supplemental Executive Retirement Plan
          We also have a Supplemental Executive Retirement Plan to provide additional benefits for certain key officers. Pursuant to the Plan, we are obligated to pay each participant or his or her beneficiaries’ benefits at the participant’s death or retirement. The estimated cost of the Plan is being accrued over the period of active employment of the participants. We adopted this Plan in 2002. As of December 31, 2005, $1,160,000 had been accrued as a liability for the Plan. The amount charged to operations in 2005 was $471,000.
401(k) Plan
          All our full- and part-time employees over the age of 21 are eligible to participate in our 401(k) Plan after three months of employment. Subject to certain limitations imposed by federal tax laws, employees may contribute up to 100% of their salary (including commissions but excluding bonuses) per year. We contribute a safe-harbor matching contribution equal to 100% of the participants’ first 3% of deferred compensation contribution. The next 2% of deferred compensation contribution is matched at 50% for a maximum match of 4%.
Health and Insurance Benefits
          Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all of our full-time employees. Also, we provide other basic insurance coverage including dental, life, short-term disability and long-term disability insurance.
          In 1997 and 2000, we adopted collateral assignment Split Dollar Plan Agreements with Messrs. Nichols and Cosby, respectively. Under these Split Dollar Plan Agreements, the bank officer owns the life insurance policy on his life and we pay the premiums with an assignment by the bank officer to us of the policy proceeds payable at death sufficient to repay all of the premium payments that we have made on behalf of the bank officer. At December 31, 2005, the aggregate net premiums paid by us for the policies of Messrs. Nichols and Cosby were $195,000 and $65,000, respectively. Upon the death of the bank officer, we will recover from the death benefit under the policy an amount sufficient to cover our net premium outlay. Any residual death benefits amounts shall be paid to the beneficiary(ies) designated by the bank officer. If the policy is cancelled for any reason during the lifetime of a bank officer, only the portion of the cash surrender value equal to our net premium outlay shall be repaid to us and any excess shall be paid to the bank officer.
Stock Option Plan
          Our stock option plan provides for the granting of nonqualified stock options to our key employees or employees of State National Bank. A total of not more than 10% of our then current outstanding shares of common stock may be granted under our stock option plan (subject to adjustment in certain circumstances), and we may issue reacquired or unissued shares of our common stock upon the exercise of options to purchase our common stock.
          Our stock option plan provides that it is administered by a committee (currently our Compensation Committee), which consists of at least three directors appointed by our Board of Directors. The committee determines the recipient of each option grant and number of shares that are subject to each stock option granted.
          Each option grant is evidenced by an award agreement, which sets forth the number of shares of our common stock subject to the respective options, the exercise price which must equal the fair market value of a share of our common stock on the date of grant, and the vesting schedule that governs when the options to purchase our common stock become fully vested and exercisable. Unless otherwise provided in the award agreement, once an option to purchase our common stock becomes exercisable, it remains exercisable for the remainder of its term; provided, however, that in no event shall any option to purchase our common stock be exercisable after the date 10 years following the date of grant. Upon the termination of an optionee’s employment (other than by cause, death or disability), such person’s options to purchase our common stock may be exercised during the three month period following the date of such termination. In the event of the death or disability of an optionee, the options to purchase our common stock may be exercised by such person or his personal representative during the one year period following the date the optionee ceases to be our employee by reason of such death or disability. If the optionee’s employment is terminated for cause any option to purchase our common stock then held by that employee will be forfeited.
          In the event of a change in control of our organization, all of the outstanding options to purchase our common stock will fully vest and become exercisable, and will either be adjusted in a manner our Board of Directors deems appropriate to reflect the change in control, converted into options to acquire stock of the corporation affecting the change in control or canceled in exchange for a cash payment equal to (a) the excess, if any, of (i) the fair market value of a share of our common stock, over (ii) the exercise price per share of our common stock subject to the option to purchase our common stock, multiplied by (b) the number of shares subject to such canceled option to purchase our common stock. For purposes of our stock option plan, a change in control means (i) a dissolution or liquidation of State National Bancshares; (ii) a merger or consolidation (unless the interests of our shareholders immediately prior to any such merger or consolidation are substantially identical to the interests of our shareholders immediately after such merger or consolidation; provided, however, that our Board of Directors, immediately prior to such merger or consolidation, may deem this parenthetical inapplicable); or (iii) a transaction in which any person becomes an owner of 50% or more of our voting stock (provided, however, that our Board of Directors, immediately prior to such transaction, may deem this clause (iii) inapplicable).
          Our Board of Directors may at any time terminate or from time to time amend or suspend our stock option plan; provided, however, that no such amendment may, without approval of our shareholders, except as provided in our stock option plan, (a) increase the aggregate number of shares of our common stock subject to which options may be granted under our stock option plan; (b) increase the maximum period during which options may be exercised; or (c) extend the effective period of our stock option plan. No option to purchase our common stock may be granted during any suspension of our stock option plan or after our stock option plan has been terminated, and no amendment, suspension or termination may, without an optionee’s consent, alter or impair, other than as provided in our stock option plan and the optionee’s award agreement, any of the rights or obligations under any option to purchase our common stock previously granted to such optionee under our stock option plan.
Stock Option Grants in 2005
          There were no stock options granted to executive officers during 2005, although there have been grants awarded in prior years. Our stock option plan does not permit us to grant, and we have never granted any stock appreciation rights.

Year End 2005 Option Values
          The following table provides information about stock options exercised in 2005 and options held as of December 31, 2005 by each of the named executive officers. No stock appreciation rights were exercised during 2005 and none were outstanding as of December 31, 2005. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

			Nature of Securities Underlying		Value of Unexercised In-The-
	Shares		Unexercised Options at		Money Options at
	Acquired on	Value	December 31, 2005		December 31, 2005 (1) (2)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Tom C. Nichols	—	—	250,000	—	3,300,000	—
Don E. Cosby	—	—	70,000	—	919,000	—
Alan L. Lackey	—	—	24,666	3,334	250,428	25,672
Edwin L. Schulz	—	—	15,000	2,500	156,168	17,582
F. James Volk	—	—	35,833	4,167	404,248	33,752

(1)	“Exercisable” refers to those options which were both exercisable and vested while “Unexercisable” refers to those options which were unvested.

(2)	Based on a fair market value of $26.70, which was the closing price of the Company’s common stock on December 31, 2005, as reported by the NASDAQ National Market.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Under Section 402 of the Sarbanes-Oxley Act of 2002, it is now unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:
•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public; and

•	made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.
          Section 402 also does not apply to loans by an insured depository institution, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O.
          Certain of our officers, directors and principal shareholders and their affiliates have had transactions with State National Bank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of State National Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other features unfavorable to us. Therefore, we believe that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act. As of March 31, 2006, the aggregate amount of all loans outstanding which individually exceed $60,000 to our executive officers and directors, members of their immediate families and the firms and corporations in which they have at least a 10.0% beneficial interest was approximately $4,595,341.
          As discussed above, in 1997 and 2000, we adopted collateral assignment Split Dollar Plan Agreements with Messrs. Nichols and Cosby, respectively. Section 402 of the Sarbanes-Oxley Act prohibits a direct or indirect extension of credit from a publicly traded company or its subsidiary to any of its directors or executive officers. The

Sarbanes-Oxley Act provides that an extension of credit maintained on the date of enactment of the Sarbanes-Oxley Act will be “grandfathered” and will not be subject to Section 402, so long as there is no material modification to any term of any such extension of credit. The ongoing payment of premiums by us, which are repaid to us from the proceeds of the policy on the death of the executive as set forth in the policy, may be considered a loan for purposes of the Sarbanes-Oxley Act. However, the Split Dollar Plan Agreements do not permit us to unilaterally discontinue the payment of premiums on the policies. On the basis of these facts, we believe that to the extent that the split dollar arrangements may be considered loans, the arrangements are grandfathered under the Sarbanes-Oxley Act and are not prohibited. See “Health and Insurance Benefits” above for additional information.
          Castle Creek Capital, LLC, the general partner of three private equity funds (Castle Creek Capital Partners Fund I, LP, Castle Creek Capital Partners Fund IIa, LP, and Castle Creek Capital Partners Fund IIb, LP), and Castle Creek Financial, LLC, a registered broker-dealer, combine to form a San Diego-based merchant bank dedicated to investing in companies operating within the financial services industry.
          Since its inception, Castle Creek Capital, LLC has utilized the financial resources of its three private equity funds to provide expansion capital for its portfolio of companies. Castle Creek Financial, LLC has also acted as financial advisor to its portfolio companies on mergers and acquisitions.
          Castle Creek Capital, LLC’s general partners have operating agreements that require the sharing of certain fees originated by Castle Creek Financial, LLC. Those fees are shared based upon a percentage of ownership that each fund has in a portfolio company from which a fee is generated by Castle Creek Financial, LLC.
          On May 19, 1999, we entered into an agreement with Castle Creek Financial, LLC as our exclusive financial advisor. The agreement provides payments of $9,000 per quarter for general financial advisory services and additional fees for acquisitions or in the event of a sale of the Company. The general financial advisory fee of $9,000 per quarter was terminated in the fourth quarter of 2005. During 2004, we paid Castle Creek Financial $945,000 to serve as placement agent in connection with the issuance of stock in order to raise capital for the purchase of Mercantile Bank Texas. Castle Creek Financial also provided financial advisory services, including analysis and modeling, in connection with the purchase of Mercantile. In 2005, we paid Castle Creek Financial $451,000 in fees related to the acquisition of Heritage Financial Corporation. These fees were based on a percentage of the acquisition price and were related to analysis, modeling and other acquisition support provided by Castle Creek Financial. Castle Creek Financial is an affiliate of Castle Creek Capital, LLC, which manages Castle Creek Capital Partners Funds I, IIa and IIb. Collectively, as of March 31, 2006, affiliates of Castle Creek Financial owned 15.63% of our outstanding common stock.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.
          We believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met, except as follows:
•	On December 6, 2005, Mr. Alan Lackey’s son purchased 33 shares of common stock of State National Bancshares in the open market. A Form 4 reporting the purchase was filed on December 16, 2005.

BENEFICIAL STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
          The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2006 by (1) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and named executive officers as a group.
          Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power and options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more shareholder, as the case may be, has furnished to us information with respect to beneficial ownership. Except as otherwise indicated in the footnotes to this table, we believe that the beneficial owners of common stock listed below, based on information each of them has provided to us, have sole investment and voting power with respect to their shares.
          The table lists applicable percentage ownership based on 11,984,083 shares of common stock outstanding as of March 31, 2006. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2006 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each shareholder listed below is: c/o State National Bancshares, Inc., 4500 Mercantile Plaza Drive, Suite 300, Fort Worth, Texas 76137.

	Number of Shares of		Percent of Shares of
	Common Stock		Common Stock
Name	Beneficially Owned		Outstanding
Greater than 5% shareholders:
Castle Creek Funds 6051 El Tordo Rancho Santa Fe, California 92067	1,873,659	(1)	15.63%

Franklin Templeton 51 John F. Kennedy Parkway Short Hills, NJ 07078-2702	1,882,936		15.71%

Directors and named executive officers:
Larry G. Autrey	1,716		*
Rick Calhoon	212,876	(2)	1.78%
James A. Cardwell	210,778		1.76%
Don E. Cosby	114,000	(3)	*
Gary J. Fletcher	52,814		*
Alan L. Lackey	44,869	(4)	*
Mark G. Merlo	17,515		*
H. Gil Moutray	82,400	(5)	*
Tom C. Nichols	511,834	(6)	4.27%
Edwin L. Schulz	25,184	(7)	*
Ben Stribling	86,588	(8)	*
Lucinda Vargas	—		*
F. James Volk	128,956	(9)	1.08%
All 13 officers and directors as a group	1,489,530		12.43%

*	Indicates beneficial ownership of less than 1.0%.

(1)	Includes shares held by Castle Creek Capital Partners Fund I, LP, Castle Creek Capital Partners Fund IIa, LP, and Castle Creek Capital Partners Fund IIb, LP.

(2)	Includes 99,000 shares held in trusts for children, 56,030 held by Pruet Oil and 56,000 held by PPI, Inc.

(3)	Includes 70,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(4)	Includes 24,666 shares issuable pursuant to stock options that are exercisable within 60 days.

(5)	Includes 82,200 shares owned by Seven Rivers, Inc.

(6)	Includes 1,023 shares owned by spouse, 10,000 shares owned by children and 250,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(7)	Includes 15,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(8)	Includes 35,000 shares held by Stribling Family Trust, 10,000 shares held by Karen Stribling Special Trust and 10,000 shares held by Stribling Corp.

(9)	Includes 35,833 shares issuable pursuant to stock options that are exercisable within 60 days.
STOCK PERFORMANCE GRAPH
          The graph below compares the cumulative total return to holders of our common stock for the period from October 1, 2005, the date our common stock commenced on The NASDAQ Stock Market’s National Market, through December 31, 2005, against the cumulative total return of:
•	The SNL $1B — $5B Bank Index, and

•	the Russell 2000 Index
          The graph assumes that $100 was invested on October 1, 2005 in the Company’s common stock and in each of the indices and the reinvestment of all dividends, if any. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.
          The information in the performance graph shall not be deemed to be “soliciting material" or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
PRINCIPAL AUDITOR FEES AND SERVICES
          Our Audit Committee has appointed Deloitte & Touche, LLP as our independent auditors for the fiscal years ending December 31, 2004 and 2005. The following table shows the fees paid or accrued by us for the audit and other services provided by Deloitte & Touche for fiscal years 2004 and 2005.

	2005	2004
Audit Fees	338,088	216,921
Audit-Related Fees	167,055	8,500
Tax Fees	0	0
All Other Fees	0	0

Total	505,143	225,421

          As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” in 2005, such fees include fees related to the Company’s initial registration on Form S-1; (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”
          Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.
          Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
OTHER MATTERS
          To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.
          We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS
          Our 2007 annual meeting of shareholders is expected to be held in May 2007. We must receive by December 21, 2006 any shareholder proposal intended to be presented at the next annual meeting of shareholders for inclusion in our proxy materials. Proposals must comply with the proxy rules relating to shareholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to State National Bancshares, Inc.; 4500 Mercantile Plaza, Ste 300; Fort Worth, TX 76137, Attn: Corporate Secretary, prior to the specified deadline.
          SEC rules and regulations provide that if the date of our 2007 annual meeting is advanced or delayed more than 30 days from the date of the 2006 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2007 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2007 annual meeting. We will disclose that change in the earliest possible Quarterly Report on Form 10-Q, upon our determination that the date of the 2007 annual meeting will be advanced or delayed by more than 30 days from the date of the 2006 annual meeting.
          Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to our Secretary at our principal executive offices. With respect to director nominations or other business to be properly brought before the meeting, we must receive the notice thereof:
•	90 days in advance of the 2007 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or

•	in the event that the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s meeting, the close of business on the 10th day following the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•	all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address of the shareholder making the nomination; and

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the election.

The notice of any other proposed item of business must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder making the nomination;

•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the election; and

•	a material interest of such shareholder in such business.

ADDITIONAL INFORMATION
          A copy of our 2005 annual report is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of the annual report may obtain one without charge. Our annual report on Form 10-K is also accessible through our website at www.statenationalbank.com. Requests and inquiries should be addressed to: Investor Relations; 4500 Mercantile Plaza, Suite 300; Fort Worth, TX 76137 (817) 547-1157.
APPROVAL OF THE BOARD OF DIRECTORS
          The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our shareholders.

By Order of the Board of Directors,

/s/ Tom C. Nichols
Tom C. Nichols
Chairman of the Board, President and
Chief Executive Officer
Fort Worth, Texas
April 19, 2006

APPENDIX A
State National Bancshares, Inc.
Charter of the Audit Committee of the Board of Directors
I. Purpose
The role of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.
The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
Further, the Committee is to assist the Board of Directors of State National Bancshares, Inc. (the Company) in fulfilling its oversight responsibilities by reviewing and appraising:
•	the financial reports and other financial information provided by the Company to shareholders, potential shareholders, and the investment community;

•	reports resulting from the performance of audits by the external and internal auditors concerning the Company’s systems of internal controls regarding finance and accounting that management and the Board of Directors have established;

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the external auditor’s qualifications and independence, as well as the qualifications and independence of the internal auditor;

•	the performance of the Company’s internal audit function and external auditor; and

•	the Company’s auditing, accounting and financial reporting processes in general.
Consistent with its function, the Committee shall encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:
•	serve as an independent and objective party to monitor the Company’s financial reporting, auditing and accounting processes and the systems of internal controls regarding finance and accounting compliance;

•	be directly responsible for the appointment, compensation, oversight and, where appropriate, replacement of the Company’s external auditor;

•	be directly responsible for the appointment, compensation, oversight and where appropriate, replacement of the Company’s internal auditor, including review and appraisal of the audit efforts of said internal auditor;

•	be directly responsible for the appointment, compensation, oversight and where appropriate, replacement of the Company’s Compliance Manager and it’s Loan Review Manager;

•	provide an open avenue of communication among the external auditor, executive Company management, the internal auditor and the Board of Directors.
In fulfilling its responsibilities, the Committee shall have direct access to the external auditor as well as anyone within the Company. The Internal Auditor, Compliance Manager and Loan Review Manager shall report directly to the Committee. The Committee shall have the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties. The Committee will primarily fulfill its responsibilities by carrying out the activities outlined in Section IV of this charter.
II. Composition
Independence
The Audit Committee shall consist of three or more members of the Board, each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the NASDAQ Stock Market, the Office of the Comptroller of the Currency, and the rules and regulations of the SEC.
Financial Expertise
All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment.
Appointment and Removal
The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating/Corporate Governance Committee and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.
Chairperson
Unless a Chairperson is elected by the full Board upon recommendation of the Nominating/Corporate Governance Committee, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership. The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.
Delegation to Subcommittees
In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.
III. Meetings
The Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times as the Audit Committee shall determine. As part of its job to foster open communication, the Committee shall meet regularly with executive management, the internal auditor, the external auditor, as well as the Compliance Manager and Loan Review Manager in executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.
IV. Responsibilities
In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to effectively react to changing conditions. The Committee shall take all appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior. To fulfill its responsibilities, the Committee shall obtain the approval of the Board of Directors for the adoption of this Charter and review and reassess this Charter on an annual basis. The Committee shall also annually review its own performance. More specifically, the Committee shall:

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Financial Reporting Processes and Documents/Reports Review
•	Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management and management’s response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

•	Review and discuss with management and the outside auditing firm the annual audited and quarterly un-audited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

•	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

•	Periodically review and discuss the adequacy of the Company’s internal controls, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

•	Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

•	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review and timely discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company.

•	Review and discuss with the independent auditors their report regarding (A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

•	Review with financial management and the independent accountants the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

•	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

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•	Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

•	Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

•	Discuss policies with respect to risk assessment and risk management.
The External Auditor
•	The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Company’s management.

•	Meet with the external auditor of the Company to review and approve in advance for the current year the engagement of the external auditor to audit the financial statements of the Company and its divisions and subsidiaries, including timely quarterly reviews. In addition, the Committee shall review procedures to be utilized by the external auditor (including planning and staffing of the audit), and at the conclusion of such engagement, any comments or recommendations of the external auditor. The engagement of the external auditor shall comply with applicable requirements of securities and other law and regulation, including but not limited to the following:
°	The Committee shall establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

°	With respect to non-audit services, the external auditor shall not perform any such services that are prohibited or discouraged by the Sarbanes-Oxley Act of 2002, or the OCC or Federal Reserve Bank, or any rule or regulation promulgated thereunder-.
▪	The Committee may delegate to one or more of its designated members the authority to grant pre-approvals of non-audit services. The decisions of any designee to pre-approve a non-audit service shall be presented to the full Committee at its next scheduled meeting.

▪	Each of the lead (or coordinating) audit partners (having primary responsibility for the audit) and the audit partners responsible for reviewing the audit shall not have performed audit services for the Company in each of the 5 previous fiscal years of the Company.
•	Maintain a clear understanding with the external auditor that it is ultimately accountable to the Committee as representatives of the shareholders, and that the Committee has the ultimate authority and is directly responsible for the appointment, compensation, oversight and where appropriate, replacement of the external auditor.

•	Review, at least annually, a report by the outside auditor describing (A) the firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (C) all relationships between the independent auditor and the Company.

4

•	In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board Audit Committee conclusions with respect to the qualifications and performance of the outside auditing firm.

•	Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

•	Establish procedures for:
°	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

°	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
•	On an annual basis, review with the external auditor (a) the external auditor’s internal quality-control procedures, and (b) all relationships between the external auditor and the Company. Also, obtain and review reports from the external auditor as required by applicable law and regulations. Taking into account the opinions of management and the internal auditor, evaluate the qualifications, performance and independence of the external auditor, including the nature and scope of any disclosed relationships or professional non-audit services provided to the Company by the external auditor. The Committee shall take, or recommend the Board of Directors take, appropriate action to ensure high-quality level audits by, and the continuing independence of, the external auditor.

•	In connection with each periodic report of the Company, review a report from senior management containing an evaluation of the effectiveness of the Company’s disclosure controls and procedures, which shall include the report of the Chief Executive Officer and Chief Financial Officer to be included in each Quarterly Report on Form 10-Q regarding the Company’s disclosure controls and procedures, and the report of management to be included in each Annual Report on Form 10-K regarding the effectiveness of the Company’s internal control structure and procedures for financial reporting. In addition, these reports shall be reviewed considering the requirements for internal control structure contained within the Federal Deposit Insurance Company Improvement Act (FDICIA).

•	Recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the external auditor who are or were engaged on the Company’s account.
Outside Advisors
The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.
The Internal Auditor
•	Receive prior to each meeting a summary of significant findings from completed internal audits and the status of implementation of related recommendations.

•	Receive a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Meet with the internal auditor of the Company to review and approve in advance for the current year the engagement of the internal auditor to audit the internal controls of the Company and its divisions

5

and subsidiaries. The Committee may meet with management of the Company and solicit its views as to the engagement of the internal auditor, but the Committee shall retain the ultimate authority and responsibility for such engagement. In addition, the Committee shall review procedures to be utilized by the internal auditor (including planning and staffing of the audit, the overall audit plan) the amount of the internal auditor’s compensation, coordination with the external auditor, and at the conclusion of such engagement, any comments or recommendations of the internal auditor. The engagement of the internal auditor shall comply with applicable requirements of law and regulation, including but not limited to the following:
°	The Committee shall approve all non-audit services to be performed by the internal auditor.

°	With respect to non-audit services, the internal auditor shall not perform any such services that are prohibited or discouraged by the Sarbanes-Oxley Act of 2002, or the OCC or Federal Reserve Bank, or any rule or regulation promulgated thereunder.

°	The Committee shall approve in advance as required by law any non-audit services that may be performed by the internal auditor. The Committee may delegate to one or more of its designated members the authority to grant pre-approvals of non-audit services. The decisions of any designee to pre-approve a non-audit service shall be presented to the full Committee at its next scheduled meeting.
•	Maintain a clear understanding with the internal auditor that it is ultimately accountable to the Committee, and that the Committee has the ultimate authority and is directly responsible for the appointment, compensation, oversight and where appropriate, replacement of the internal auditor.

•	On an annual basis, review with the internal auditor (a) the internal auditor’s internal quality-control procedures, and (b) all relationships between the internal auditor and the Company. Taking into account the opinions of management and the external auditor, evaluate the qualifications, performance and independence of the internal auditor, including the nature and scope of any disclosed relationships or professional non-audit services provided to the Company by the internal auditor. The Committee shall take, or recommend the Board of Directors take, appropriate action to ensure high-quality level audits by, and the continuing independence of, the internal auditor.

•	Recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the internal auditor who are or were engaged on the Company’s account.
Committee Reporting
•	Report regularly to the Board of Directors

•	When required, review, approve and include a report in the proxy statement for the Company’s annual meeting of shareholders disclosing whether the Committee has (1) reviewed and discussed the audited financial statements with management and the external auditor; (2) discussed with the external auditor the matters required to be discussed by SAS No. 61; and (3) received from the external auditor disclosures regarding its independence required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees, and discussed with the external auditor its independence. In addition, the report shall include a statement whether, based on the review and discussions conducted pursuant to the previous sentence, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report of Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

•	When required, include a copy of this Charter in the proxy statement for the Company’s annual meeting shareholders at least triennially or the year after any significant amendment to the Charter.

•	Submit the minutes of all meetings of the Committee to the Board of Directors.

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Other Compliance
•	The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to the external auditor, internal auditor, and any advisers employed by the Committee.

•	Review and concur with management’s appointment, termination or replacement of the Compliance Manager and Loan Review Manager.

•	Review the compliance management and loan review functions of the Company, including the independence and authority of its reporting obligations and the responsibilities, budget and staffing of the functions.

•	Perform any other activities consistent with the Charter and the Company’s By-Laws as the Committee or the Board of Directors deem necessary or appropriate.

•	The Committee shall be responsible for approving related-party transactions as defined by various regulatory authorities, unless full Board of Directors authority and approval is required by another regulation or law.
V. Ethical and Legal Compliance
It shall be the responsibility of the Audit Committee to:
•	Establish, review and update periodically a code of business ethics and conduct that applies to the Company’s employees and directors, and ensure that management has established a system to enforce the code of ethics. The code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

•	Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of NASDAQ.

•	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

•	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.
VI. Reports and Performance Review
The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.
VII. Limitations of Committee’s Role
While the Committee has responsibilities and powers set forth in this Charter, it is not the Committee’s duty to audit the Company’s financial statements or to determine that the Company’s financial statements are complete and accurate or in accordance with GAAP. These are the responsibilities of management and the external auditor.
Adopted by Resolution of the Board of Directors
July 20, 2005

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REVOCABLE PROXY
State National Bancshares, Inc.
ANNUAL MEETING OF STOCKHOLDERS
GAYLORD TEXAN RESORT
1501 GAYLORD TRAIL
GRAPEVINE TEXAS, 76051
May 24, 2006, 2:00 P.M. CST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
STATE NATIONAL BANCSHARES, INC.
     The undersigned hereby appoints Dr. Jim Morris and Mike Field as proxies, with power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of State National Bancshares standing in the name of the undersigned with all the powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 24, 2006 or any adjournment thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê               FOLD AND DETACH HERE               ê

STATE NATIONAL BANCSHARES, INC. — ANNUAL MEETING, MAY 24, 2006
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Call toll free 866-289-1754 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/snbi and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Stockholders MAY 24, 2006	Revocable Proxy State National Bancshares, Inc.	Please mark as indicated in this example	☒

				Withhold	For All
			For	All	Except
1.	Election of Directors:		☐	☐	☐	2.	In their discretion upon such other business as may properly come before the meeting, or adjournment or adjournments thereof.
Nominees:
	(01) Larry G. Autrey	(02) Rick Calhoon
	(03) James Cardwell	(04) Don E. Cosby				The Board of Directors recommends a vote “FOR” proposal 1 above.
	(05) Gary Fletcher	(06) Mark Merlo
	(07) H. Gil Moutray	(08) Tom C. Nichols
	(09) Ben Stribling (11) F. James Volk	(10) Lucinda Vargas				Mark here if you plan to attend the meeting	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.						Mark here for address change and note change	☐

Please sign exactly as your name(s) appear(s) hereon.

Please be sure to date and sign this Proxy card in the box below.	Date

Sign above

+	x x x IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW x x x	+

Ã	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS	Ã

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 24, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., May 24, 2006:	3 a.m., May 24, 2006 go to
866-289-1754	https://www.proxyvotenow.com/snbi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!